UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2016

SKULLCANDY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35240	56-2362196
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 West Ute. Blvd, Suite 250

Park City, Utah 84098

(Address of principal executive offices, including zip code)

(435) 940-1545

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 below is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by Skullcandy, Inc. (the “Company”) on August 24, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of August 23, 2016 with MRSK Hold Co., a Delaware corporation (“Parent”), and MRSL Merger Co., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub acquired outstanding shares of common stock of the Company pursuant to the tender offer contemplated by the Merger Agreement (the “Offer”) and, on October 3, 2016, Merger Sub was merged with and into the Company, with the Company being the surviving corporation (the “Merger”; the Merger, together with the consummation of the Offer, the “Acquisition”). Upon completion of the Merger, the Company became a wholly owned subsidiary of Parent.

In connection with the Acquisition, on October 3, 2016, Parent, Merger Sub, the Company and its subsidiary AG Acquisition Corporation entered into a Financing Agreement with PNC Bank, National Association, as administrative agent, Cerberus Business Finance, LLC, as collateral agent, and the lenders from time to time party thereto (the “Financing Agreement”).

The Financing Agreement provides for a term loan in the aggregate amount of $85,000,000 and a $40,000,000 revolving credit facility; the revolving credit facility includes a sublimit for the issuance of letters of credit.

In connection with the consummation of the Acquisition and the closing of the Financing Agreement on October 3, 2016, the Company (as successor to Merger Sub pursuant to the Merger) borrowed the entire $85,000,000 term loan and $13,340,000 under the revolving credit facility in order to fund in part the purchases of shares of the Company’s common stock pursuant to the Offer, the payments for shares of the Company’s common stock pursuant to the Merger and other payments in connection with the Acquisition.

The Company may repay borrowings under the revolving credit facility at any time, but in any event no later than the fifth anniversary of the closing date of the Financing Agreement, and any outstanding revolving loans thereunder will be due and payable in full, and the revolving credit facility will terminate, on such fifth anniversary. The term loan will amortize in part in quarterly installments over the five-year term of the Financing Agreement, and the remaining balance of the term loan will mature on such fifth anniversary. The loans are subject to certain mandatory prepayments, subject to various exceptions, from (a) net cash proceeds from the issuance of additional debt, (b) a portion of the net amount of the Company’s consolidated excess cash flow for any year (commencing with 2017) minus the amount of certain voluntary prepayments in such year, (c) net cash proceeds from certain asset sales, (d) net cash proceeds from the issuance of equity pursuant to any permitted equity cure with respect to certain financial covenant defaults and (e) net cash proceeds from certain extraordinary receipts. The Company may voluntarily prepay the term loan, in whole or in part, or reduce or terminate the revolving line of credit at any time, subject to certain thresholds and conditions. Certain voluntary and mandatory prepayments will require the payment of certain prepayment premiums to the lenders.

Amounts repaid under the revolving credit facility may be reborrowed, subject to continued compliance with the Financing Agreement. No amount of the term loan that is repaid may be reborrowed.

Amounts borrowed under the revolving credit facility bear interest at a rate per annum equal to, at the Company’s option, either (a) the LIBOR rate, plus a margin of 2.75%, or (b) a fluctuating reference rate equal to the highest of (i) the prime rate, (ii) the federal fund open rate plus 0.50% or (iii) the one month LIBOR rate plus 1.00%, plus a margin of 1.00%. The term loan bears interest at a rate per annum equal to, at the Company’s option, either (a) the LIBOR rate, plus a margin of 7.50% to 8.00% based on the Company’s consolidated leverage ratio determined as of the end of the most recently completed fiscal quarter of the Company, or (b) a fluctuating reference rate (not to be less than 3.25%) equal to the highest of (i) the prime rate, (ii) the federal fund open rate plus 0.50% or (iii) the one month LIBOR rate plus 1.00%, plus a margin of 6.25% to 6.75% based on the Company’s consolidated leverage ratio determined as of the end of the most recently completed fiscal quarter of the Company. In addition to certain other fees and expenses that the Company is required to pay to the lenders, the Company was required to pay a commitment fee, an underwriting fee and a closing fee to the lenders on the closing date of the Financing Agreement.

Under the Financing Agreement, the Company must comply with various customary financial and non-financial covenants. The primary financial covenants under the Financing Agreement consist of a maximum consolidated leverage ratio, a minimum consolidated fixed charge coverage ratio and a limit on capital expenditures. The primary non-financial covenants under the Financing Agreement limit the Company’s ability to pay dividends or other distributions on its capital stock, to repurchase its capital stock, to conduct mergers or acquisitions, to sell assets, to make investments and loans, to incur future indebtedness, to place liens on assets, to prepay certain other indebtedness, and to alter its capital structure, in each case subject to certain exceptions as set forth in the Financing Agreement.

The lenders under the Financing Agreement are entitled to accelerate repayment of the loans under the Financing Agreement upon the occurrence of any of various customary events of default, which include, among other events, the following (which are subject, in some cases, to certain grace periods): failure to pay when due any principal, interest or other amounts in respect of the loans, breach of any of the Company’s covenants or representations under the loan documents, default under any other of the Company’s or its subsidiaries’ significant indebtedness agreements, a bankruptcy or insolvency event with respect to the Company or any of its material subsidiaries, a significant unsatisfied judgment against the Company or any of its subsidiaries, or a change of control.

Borrowings under the Financing Agreement are guaranteed by Parent and certain subsidiaries of the Company and are secured by substantially all of the assets of Parent, the Company and its U.S. domestic subsidiaries, including a pledge of the equity interests of the Company and of each U.S. domestic subsidiary of the Company and a portion of the equity interests of certain foreign subsidiaries of the Company, subject to customary exceptions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skullcandy, Inc.

October 6, 2016	By:	/s/ Patrick Grosso
Patrick Grosso
Vice President, Strategic Initiatives and Corporate Affairs, Chief Legal Officer and Secretary